Financial Results First Quarter 2025 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “continue,” “could,” “decline,” “drive,” “enhance,” “estimate,” “expanding,” “expect,” “grow,” “growth,” “improve,” “increase,” “looking ahead,” “may,” “pending,” “plan,” “position,” “preliminary,” “remain,” “rising,” “should,” “slow,” “stable,” “strategy,” “well-positioned,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted revenue, pre-tax, pre-provision income, adjusted pre-tax, pre-provision income, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted tangible common equity, adjusted tangible assets and adjusted tangible common equity to adjusted tangible assets are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

First Quarter 2025 Highlights  Net income of $0.9 million and diluted EPS of $0.11  Total revenue of $35.5 million1, up 2.2% from adjusted 4Q24 and 22.2% from 1Q24 3  Net interest margin of 1.82% and FTE NIM of 1.91%1,2, up 15 and 16 bps respectively from 4Q24  Deposit costs declined 12 bps while the yield on interest earning assets increased 5 bps  SBA GOS revenue of $8.6 million  NPAs to total assets of 0.61%  Excluding AOCI and adjusting for normalized cash balances, adjusted TCE / TA was 7.17%1  Tangible book value per share increased 0.6% to $44.041 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate  Pre-tax, pre-provision income (“PTPP”) of $12.0 million1, up 10.8% from adjusted PTPP1 in 4Q24 and 48.5% from PTPP1 in 1Q24  Noninterest expense to avg. assets of 1.66%  Total portfolio loan balances increased 2.0% from 4Q24  Weighted average yield on new loans funded in 1Q25 was 7.78%  Loans to deposits ratio of 86.0%  Deposit production driven by fintech partnerships; paid down higher cost CDs and brokered deposits  Capital position remains solid  TCE / TA of 6.55%1; CET1 ratio of 9.16%

Loan Portfolio Overview  Total portfolio loan balances increased $83.8 million, or 2.0%, from 4Q24  Commercial loan balances increased $89.5 million, or 2.7%, from 4Q24  Consumer loan balances decreased $3.7 million, or 0.5%, from 4Q24  1Q25 funded portfolio loan origination yields were 7.78%, up 50 bps from 4Q24  Strong growth in construction, investor commercial real estate, small business lending and commercial & industrial 4 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 9% 9% 9% 10% 10% 10% 16% 16% 10% 7% 7% 12% 11% 9% 9%3% 9% 14% 13% 12% 1% 2% 4% 4% 4% 6% 8% 8% 2% 4% 10% 18% 14% 8% 6% 4% 4% 21% 26% 24% 21% 21% 18% 14% 12% 11% 39% 34% 35% 32% 31% 27% 25% 23% 22% 3% 2% 3% 4% 6% 8% 10% 16% 18% 10% 7% 6% 6% 6% 5% 5% 4% 4% $2,091 $2,716 $2,964 $3,059 $2,888 $3,499 $3,840 $4,171 $4,254 2017 2018 2019 2020 2021 2022 2023 2024 1Q25 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

$2,043.6 41% $1,053.0 21% $427.3 9% $881.0 18% $268.5 5% $272.2 6% Consumer Small Business Commercial Fintech Public Funds Brokered2 $124.7 3% $249.7 5% $21.6 0% $442.2 9% $850.1 17% $881.0 18% $2,029.7 41% $346.6 7% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial Fintech deposits Certificates of deposits Brokered deposits Deposit Composition 5  Total deposits increased 0.3% from 4Q24 and are up 15.7% from 1Q24  Diversified deposit base comprised of consumer, small business, fintech, commercial and public funds  Deposit base is further diversified by product type among checking, money market/savings and CDs  Quarterly deposit increase driven by continued growth in fintech partnership deposits, which includes noninterest- bearing deposits, offset by a decline in higher-cost CDs and brokered deposits 1 Money market – SMB/Commercial includes small business, commercial and public funds 2 Public funds includes $73.8 million of deposits that are classified as brokered for regulatory purposes 1 Deposits by Customer Type – 3/31/25 Dollars in millions Total Deposits – $4.9B as of 3/31/25 Dollars in millions Average Balance (Dollars in thousands) $48.9 $93.6 $218.7 $59.4 $602.1

Liquidity and 1Q25 Deposit Update

- Cash and unused borrowing capacity totaled $2.1 billion at March 31, 2025
  - Currently represents 180% of total uninsured deposits and 230% of adjusted uninsured deposits
- New deposit production driven by fintech partnerships
- Deposit production and on-balance sheet liquidity used to fund loan growth and securities purchases as well as pay down higher cost CDs and brokered deposits
- Loan to deposits ratio remains favorable at 86.0%

Total Deposits by Quarter



Dollars in millions
$4,273.8
$4,273.9
$4,797.7
$4,933.2
$4,945.6
55%
54%
56%
55%
48%
6%
11%
11%
13%
18%
19%
16%
16%
15%
17%
10%
10%
9%
9%
9%
6%
6%
5%
6%
5%
1%
3%
1%
2%
1%
2%
0%
2%
0%
3%
1Q24
2Q24
3Q24
4Q24
1Q25
Noninterest-bearing deposits
Money market - Consumer
Certificates and brokered deposits
Interest-bearing demand deposits
Money market - SMB/Commercial[1]
Savings accounts
Fintech deposits

1 Money market – SMB/Commercial includes small business, commercial and public funds

Cost of Funds by Deposit Type

	1Q24	2Q24	3Q24	4Q24	1Q25
Interest-bearing demand deposits	2.43%	2.73%	2.62%	2.55%	2.96%
Savings accounts	0.86%	0.84%	0.84%	0.85%	0.85%
Money market accounts	4.18%	4.23%	4.22%	3.96%	3.77%
Certificates of deposits	4.70%	4.78%	4.75%	4.71%	4.55%
Brokered deposits	4.79%	4.78%	4.98%	4.68%	4.45%
Total interest-bearing deposits	4.25%	4.29%	4.30%	4.13%	4.01%

FIRST INTERNET BANCORP

6

Net Interest Income and Net Interest Margin  Net interest income on a GAAP and FTE basis were up 6.6% and 6.3%, respectively, from 4Q24  NIM and FTE NIM1 benefiting from declining interest- bearing liability costs while asset yields increased  Strong loan production at rates well above the overall portfolio yield  Deposit costs declined from 4Q24; Fed rate cuts and deposit mix positively impacting pricing 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 5.73% 5.83% 5.90% 5.93% 5.99% 4.25% 4.29% 4.30% 4.13% 4.01% 1Q24 2Q24 3Q24 4Q24 1Q25 Yield on loans Cost of interest-bearing deposits $20.7 $21.3 $21.8 $23.6 $25.1 $21.9 $22.5 $22.9 $24.7 $26.3 1Q24 2Q24 3Q24 4Q24 1Q25 GAAP FTE 1.66% 1.67% 1.62% 1.67% 1.82% 1.75% 1.76% 1.70% 1.75% 1.91% 1Q24 2Q24 3Q24 4Q24 1Q25 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin – FTE1 Linked-Quarter Change Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds  Linked-quarter FTE NIM1 increased 16 bps from 4Q24; benefited from lower interest-bearing liability costs – Weighted average yield of 7.78% on funded portfolio originations during 1Q25, remaining well above total portfolio yield – Securities yields were up 12 bps while other earning assets yield declined 31 bps, reflecting Fed rate cuts – Interest reversals on problem SBA and franchise finance loans negatively impacted NIM by 4 bps  Deposit costs decreased 12 bps from 4Q24 to 4.01% for 1Q25 – Deposit costs positively impacted by Fed rate cuts and CD repricing / maturities – Weighted average cost of new CDs in 1Q25 was 4.07% vs cost of maturing CDs of 5.06% – Cost of maturing CDs in 2Q25 is 4.87% and in 3Q25 is 4.84% +19 bps -12 bps +3 bps 1.75% 1.91% +6 bps 4.28% 4.31% 4.28% 4.27% 4.34% 4.30% 4.20% 4.15% 4.06% 4.03% 4.02% 3.98% 5.33% 5.33% 5.33% 5.33% 5.33% 4.83% 4.83% 4.58% 4.33% 4.33% 4.33% 4.33% Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Int. Bearing Deposits Fed Funds Effective

Noninterest Income 9 Dollars in millions Noninterest Income by Type Dollars in millions Noninterest Income by Quarter1  Noninterest income of $10.4 million, down 34.6% from $15.9 million in 4Q24 – Compared to adjusted noninterest income1 in 4Q24, 1Q25 was down $0.8 million, or 6.9%  Gain on sale of loans of almost $8.7 million, up 0.9% from $8.6 million in 4Q24 – SBA loan sale volume up 1.9% from 4Q24 while net gain on sale premiums decreased 6 bps  Decrease in net loan servicing revenue driven by a negative FV adjustment to the servicing asset $0.3 $0.8 $8.6 $0.7 Service charges and fees Net loan servicing revenue Gain on sale of loans Other $8.3 $11.0 $12.0 $15.9 $10.4 1Q24 2Q24 3Q24 4Q24 1Q25 Core Non-Core $4.7 $11.2 1 4Q24 noninterest income includes $4.7 million of prepayment and terminated interest rate swap gains related to the paydown of FHLB advances; see Reconciliation of Non-GAAP Financial Measures in the Appendix

Noninterest Expense 10 1 2Q24 noninterest expense includes $0.5 million of IT termination fees and $0.1 million of anniversary expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix Dollars in millions Noninterest Expense by Quarter Noninterest Expense to Average Assets 1.73%1.71% 1.55% 1.62% 1.68% 1.64% 1.65% 1.66% 1Q24 2Q24 3Q24 4Q24 1Q25 Core Non-core items 1 1.64%$21.0 $22.3 $22.8 $24.0 $23.6 1Q24 2Q24 3Q24 4Q24 1Q25 Core Non-core items 1  Noninterest expense of $23.6 million, down 1.7% from $24.0 million in 4Q24  Salaries and employee benefits decreased $0.9 million, or 6.7%, due primarily to lower incentive compensation  Consulting and professional fees increased $0.3 million, or 27.0%, due to certain seasonal expenses  Loan expenses increased $0.2 million, or 10.9%, due to an increase in collection costs $21.8

Asset Quality  Allowance for credit losses to total loans of 1.11% in 1Q25, up 4 bps from 4Q24 – Small business lending ACL to unguaranteed balances of 5.8%  Quarterly provision for credit losses was $11.9 million, compared to $7.2 million in 4Q24 – Increase in provision reflects NCO action taken and specific reserves for franchise finance and small business lending  Net charge-offs to average loans of 0.92%, compared to 0.91% in 4Q24 – Recognized $9.7 million of NCOs as action was taken to resolve problem franchise finance and small business loans – $5.8 million of NCO balances had $2.6 million of existing specific reserves  Nonperforming loans to total loans increased to 0.80% from 0.68% in 4Q24, reflecting loans with specific reserves 11 0.33% 0.33% 0.56% 0.68% 0.80% 1Q24 2Q24 3Q24 4Q24 1Q25 0.25% 0.24% 0.39% 0.50% 0.61% 1Q24 2Q24 3Q24 4Q24 1Q25 NPLs to Total Loans NPAs to Total Assets Net Charge-Offs to Avg. Loans 0.05% 0.14% 0.15% 0.91% 0.92% 1Q24 2Q24 3Q24 4Q24 1Q25

Capital  Tangible common equity to tangible assets decreased 7 bps from 4Q24 to 6.55%1  Tangible book value per share of $44.041, up 0.6% from 4Q24 and up 5.3% from 1Q24  CET1 and TRBC ratios at both the Company and the Bank, adjusted for all unrealized securities losses, remain well above regulatory minimum requirements  Total after-tax unrealized securities losses represent 11.4% of tangible equity 12 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 6.63% 7.89% Tangible common equity to tangible assets1 6.55% 7.82% Tier 1 leverage ratio 6.87% 8.18% Common equity tier 1 capital ratio 9.16% 10.93% Tier 1 capital ratio 9.16% 10.93% Total risk-based capital ratio 12.53% 12.04% $30.82 $33.29 $38.51 $39.74 $41.43 $43.77 $44.04 2019 2020 2021 2022 2023 2024 1Q25 Tangible Book Value Per Share1 Regulatory Capital Ratios – March 31, 20252

Small Business Lending  $353.4 million of balances as of March 31, 2025  Nationwide platform providing growth capital to entrepreneurs and small business owners  Diversified by geography and industry type  8th largest Small Business Administration 7(a) lender for the SBA’s 2025 fiscal year-to-date 1313 Managed SBA 7(a) Loans Portfolio Mix by State Portfolio Mix by Major Industry 16% 15% 10% 8%5%5% 41% FL TX MI CA IN IL Other 20% 19% 18% 11% 9% 23% Services Construction Retail Trade Accommodation and Food Services Manufacturing Other

Construction and Investor Commercial Real Estate  $769.0 million of combined balances as of March 31, 2025  Average current loan balance of $11.0 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $22.2 million – Residential construction/development: $2.0 million 14 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  1Q25 unfunded commitment balances – Commercial construction/development: $392.2 million – Residential construction/development: $54.1 million  Minimal office exposure; 0.9% of combined balances consisting of suburban and medical office space 59% 38% 3% Commercial Construction/ Development Investor Commercial Real Estate Residential Construction/ Development 49% 22% 17% 4% 3% 2% 1% 1% 1% Multifamily/Mixed Use Industrial Warehouse Hospitality Residential Land Development Other Residential Construction Commercial Land Retail Suburban & Medical Office 51% 16% 9% 7% 4% 13% IN AZ CA FL CO Other

Single Tenant Lease Financing  $950.8 million of balances as of March 31, 2025  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 45%  Average loan size of $1.3 million 15 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio  Minimal office exposure; 1.2% of loan balances consisting of medical office space 25% 22% 16% 14% 8% 5% 5% 5% Quick Service Restaurants Auto Parts/ Repair/Car Wash Full Service Restaurants Convenience/Fuel Pharmacies Dollar Stores Specialty Retailer Other 6% 6% 5% 4% 4% 4% 3% 3% 3% 2% 60% Tidal Wave Burger King Walgreens Wendy's Caliber Collision Dollar General Red Lobster ICWG Bob Evans 7-Eleven Other 11% 25% 21% 38% 5%

2% 13% 11% 7% 17% 10% 7% 2%0% 31% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 Non-Rated 33% 13% 12% 11% 9% 6% 6% 3% 2%2% 3% General Obligation Lease rental revenue Essential use equipment loans Short term cash flow financing (BAN) Water & sewer revenue Private Higher Education Tax Incremental Financing (TIF) districts Public higher education facilities Income Tax supported loans Sales tax, food and beverage tax, hotel tax Other 64% 6% 5% 4% 4% 4% 3% 2% 8% IN OK IA MO OH MI GA WA Other Public Finance  $482.6 million of balances as of March 31, 2025  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 16  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

C&I and Owner-Occupied Commercial Real Estate  $190.2 million of combined balances as of March 31, 2025  Current C&I LOC utilization of 37%  Average loan sizes  C&I: $685,000  Owner-occupied CRE: $876,000 17 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 17 45% 28% 27% C&I - Term Loans C&I - Lines of Credit Owner Occupied CRE 34% 15%14% 8% 6% 23% IN CA AZ IL FL Other 50% 15% 12% 11% 6% 6% Other Services Manufacturing Construction Health Care and Social Assistance Real Estate and Rental and Leasing  Minimal office exposure; 1.2% of combined loan balances consisting of suburban office space

Franchise Finance  $514.7 million of balances as of March 31, 2025  Focused on providing growth financing to franchisees in a variety of industry segments  Diversified by industry, geography and brand  Average loan size of $0.8 million 18 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 131 21% 15% 13%13% 10% 6% 22% Limited-Service Restaurants Indoor Recreation Beauty Salons Snacks and Nonalcoholic Beverages Fitness and Recreational Sports Centers Other Personal Care Services Other 14% 12% 6% 5% 5% 4%3% 51% TX CA FL PA MI GA NY Other 9% 7% 6% 6% 5% 5% 62% Urban Air Adventure Park Scooter's Coffee My Salon Suite Goldfish Swim School Restore Hyper Wellness Jersey Mike's Other

Healthcare Finance  $171.4 million of balances as of March 31, 2025  Average loan size of $391,000  Strong historical credit performance to date  No delinquencies in this portfolio 19 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 19 86% 9% 5% Dentists Veterinarians Other 30% 11% 5%5%4%4% 3% 38% CA TX FL NY AZ WA IL Other 75% 20% 5% Practice Refi or Acquisition Owner Occupied CRE Project

Residential Mortgage  $385.1 million of balances as of March 31, 2025 (includes home equity balances)  Historically direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $201,000 – Average credit score at origination of 742 – Average LTV at origination of 80%  Strong historical credit performance 20 Concentration by State Concentration by Loan TypeNational Portfolio with Midwest Concentration 15% 3% 73% 4% 5% 20 72% 12% 2% 2% 2% 10% IN CA TX NY FL All other states 94% 4%1% 1% Single Family Residential Home Equity – LOC Home Equity – Closed End SFR Construction to Permanent

23% 21% 17% 29% 10% Specialty Consumer  $412.6 million of balances as of March 31, 2025  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 778 – Average loan size of $27,000  Strong historical credit performance Concentration by State Concentration by Loan TypeGeographically Diverse Portfolio 211 14% 10% 6% 4% 4% 62% TX CA FL NC AZ All other states 53%36% 11% Trailers Recreational Vehicles Other Consumer

22 Appendix

Loan Portfolio Composition

Dollars in thousands	2022	2023	1Q24	2Q24	3Q24	4Q24	1Q25
Commercial loans							
Commercial and industrial	$ 126,108	$ 129,349	$ 133,897	$ 115,585	$ 111,199	$ 120,175	$ 140,239
Owner-occupied commercial real estate	61,836	57,286	57,787	58,089	56,461	53,591	49,954
Investor commercial real estate	93,121	132,077	128,276	188,409	260,614	269,431	297,874
Construction	181,966	261,750	325,597	328,922	340,954	413,523	471,082
Single tenant lease financing	939,240	936,616	941,597	927,462	932,148	949,748	950,814
Public finance	621,032	521,764	498,262	486,200	462,730	485,867	482,558
Healthcare finance	272,461	222,793	213,332	202,079	190,287	181,427	171,430
Small business lending	123,750	218,506	239,263	270,129	298,645	331,914	353,408
Franchise finance	299,835	525,783	543,122	551,133	550,442	536,909	514,700
Total commercial loans	2,719,349	3,005,924	3,081,133	3,128,008	3,203,480	3,342,585	3,432,059
Consumer loans							
Residential mortgage	383,948	395,648	390,009	382,549	378,701	375,160	367,722
Home equity	24,712	23,669	22,753	21,405	20,264	18,274	17,421
Trailers	167,326	188,763	191,353	197,738	205,230	210,575	220,012
Recreational vehicles	121,808	145,558	145,475	150,151	150,378	149,342	145,690
Other consumer loans	35,464	43,293	43,847	48,638	48,780	48,030	46,851
Total consumer loans	733,258	796,931	793,437	800,481	803,353	801,381	797,696
Net def. loan fees, prem., disc. and other [1]	46,794	37,365	35,234	32,657	29,047	26,680	24,657
Total loans	**$ 3,499,401**	**$ 3,840,220**	**$ 3,909,804**	**$ 3,961,146**	**$ 4,035,880**	**$ 4,170,646**	**$ 4,254,412**

1 Includes carrying value adjustments of $22.1 million, $22.9 million, $24.1 million, $25.6 million, $26.9 million, $27.8 million and $32.5 million associated with public finance loans as of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and December 31, 2022, respectively.

FIRST INTERNET BANCORP

23

Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands, except for per share data 2019 2020 2021 2022 2023 2024 1Q25 Total equity - GAAP $304,913 $330,944 $380,338 $364,974 $362,795 $384,063 $387,747 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $300,226 $326,257 $375,651 $360,287 $358,108 $379,376 $383,060 Common shares outstanding 9,741,800 9,800,569 9,754,455 9,065,883 8,644,451 8,667,894 8,697,085 Book value per common share $31.30 $33.77 $38.99 $40.26 $41.97 $44.31 $44.58 Effect of goodwill (0.48) (0.48) (0.48) (0.52) (0.54) (0.54) (0.54) Tangible book value per common share $30.82 $33.29 $38.51 $39.74 $41.43 $43.77 $44.04

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	1Q24	2Q24	3Q24	4Q24	1Q25
Total equity - GAAP	$366,739	$371,953	$385,129	$384,063	$387,747
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$362,052	$367,266	$380,442	$379,376	$383,060
Total assets - GAAP	$5,340,667	$5,343,302	$5,823,259	$5,737,859	$5,851,608
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,335,980	$5,338,615	$5,818,572	$5,733,172	$5,846,921
Common shares outstanding	8,655,854	8,667,894	8,667,894	8,667,894	8,697,085
Book value per common share	$42.37	$42.91	$44.43	$44.31	$44.58
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$41.83	$42.37	$43.89	$43.77	$44.04
Total shareholders' equity to assets	6.87%	6.96%	6.61%	6.69%	6.63%
Effect of goodwill	(0.08%)	(0.08%)	(0.07%)	(0.07%)	(0.08%)
Tangible common equity to tangible assets	6.79%	6.88%	6.54%	6.62%	6.55%
Total interest income	$68,165	$70,961	$74,990	$77,771	$76,829
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,190	1,175	1,133	1,152	1,169
Total interest income - FTE	$69,355	$72,136	$76,123	$78,923	$77,998
Net interest income	$20,734	$21,327	$21,765	$23,551	$25,096
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,190	1,175	1,133	1,152	1,169
Net interest income - FTE	$21,924	$22,502	$22,898	$24,703	$26,265
Net interest margin	1.66%	1.67%	1.62%	1.67%	1.82%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.09%	0.09%	0.08%	0.08%	0.09%
Net interest margin - FTE	1.75%	1.76%	1.70%	1.75%	1.91%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

25

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	1Q24	2Q24	3Q24	4Q24	1Q25
Total revenue - GAAP	$29,081	$32,360	$33,794	$39,487	$35,523
Adjustments:					
Gain on prepayment of FHLB advance	-	-	-	(1,829)	-
Gain on termination of swaps	-	-	-	(2,904)	-
Adjusted revenue	$29,081	$32,360	$33,794	$34,754	$35,523
Net income - GAAP	$ 5,181	$ 5,775	$ 6,990	$ 7,330	$ 943
Adjustments:[1]					
Provision for credit losses	2,448	4,031	3,390	7,201	11,933
Income tax (benefit) provision	429	218	620	999	(909)
Pre-tax, pre-provision income	$8,058	$10,024	$11,000	$15,530	$11,967
Pre-tax, pre-provision income	$8,058	$10,024	$11,000	$15,530	$11,967
Adjustments:					
Gain on prepayment of FHLB advances	-	-	-	(1,829)	-
Gain on termination of swaps	-	-	-	(2,904)	-
Adjusted pre-tax, pre-provision income	$8,058	$10,024	$11,000	$10,797	$11,967
Noninterest income	$8,347	$11,033	$12,029	$15,936	$10,427
Adjustments:					
Gain on prepayment of FHLB advance	-	-	-	(1,829)	-
Gain on termination of swaps	-	-	-	(2,904)	-
Adjusted noninterest income	$8,347	$11,033	$12,029	$11,203	$10,427
Noninterest expense	$21,023	$22,336	$22,794	$23,957	$23,556
Adjustments:					
IT termination fees	-	(452)	-	-	-
Anniversary expenses	-	(120)	-	-	-
Adjusted noninterest expense	$21,023	$21,764	$22,794	$23,957	$23,556

1 Assuming a 21% tax rate

First Internet Bancorp

26

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	1Q24	2Q24	3Q24	4Q24	1Q25
Noninterest expense to average assets	1.62%	1.68%	1.64%	1.65%	1.66%
Effect of IT termination fees	0.00%	(0.03%)	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.00%	(0.01%)	0.00%	0.00%	0.00%
Adjusted noninterest expense to average assets	1.62%	1.64%	1.64%	1.65%	1.66%
Income before income taxes - GAAP	$ 5,610	$ 5,993	$ 7,610	$ 8,329	$ 34
Adjustments:					
IT termination fees	-	452	-	-	-
Anniversary expenses	-	120	-	-	-
Gain on prepayment of FHLB advance	-	-	-	(1,829)	-
Gain on termination of swaps	-	-	-	(2,904)	-
Adjusted income before income taxes	$5,610	$6,565	$7,610	$3,596	$34
Income tax provision (benefit) - GAAP	$ 429	$ 218	$ 620	$ 999	$ (909)
Adjustments:[1]					
IT termination fees	-	95	-	-	-
Anniversary expenses	-	25	-	-	-
Gain on prepayment of FHLB advance	-	-	-	(384)	-
Gain on termination of swaps	-	-	-	(610)	-
Adjusted income tax provision (benefit)	$ 429	$ 338	$ 620	$ 5	$ (909)
Net income - GAAP	$ 5,181	$ 5,775	$ 6,990	$ 7,330	$ 943
Adjustments:					
IT termination fees	-	357	-	-	-
Anniversary expenses	-	95	-	-	-
Gain on prepayment of FHLB advance	-	-	-	(1,445)	-
Gain on termination of swaps	-	-	-	(2,294)	-
Adjusted net income	$5,181	$6,227	$6,990	$3,591	$943

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

27

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands, except for per share data	1Q24	2Q24	3Q24	4Q24	1Q25
Diluted average common shares outstanding	8,750,297	8,656,215	8,768,731	8,788,793	8,784,970
Diluted earnings per share - GAAP	$ 0.59	$ 0.67	$ 0.80	$ 0.83	$ 0.11
Adjustments:					
Effect of IT termination fees	-	0.04	-	-	-
Effect of anniversary expenses	-	0.01	-	-	-
Effect of gain on prepayment of FHLB advance	-	-	-	(0.16)	-
Effect of gain on termination of swaps	-	-	-	(0.26)	-
Adjusted diluted earnings per share	$0.59	$0.72	$0.80	$0.41	$0.11
Return on average assets	0.40%	0.44%	0.50%	0.50%	0.07%
Effect of IT termination fees	0.00%	0.03%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.00%	0.01%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	0.00%	(0.10%)	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	0.00%	(0.16%)	0.00%
Adjusted return on average assets	0.40%	0.48%	0.50%	0.24%	0.07%
Return on average shareholders' equity	5.64%	6.28%	7.32%	7.49%	0.98%
Effect of IT termination fees	0.00%	0.39%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.00%	0.10%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	0.00%	(1.48%)	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	0.00%	(2.34%)	0.00%
Adjusted return on average shareholders' equity	5.64%	6.77%	7.32%	3.67%	0.98%
Return on average tangible common equity	5.71%	6.36%	7.41%	7.58%	0.99%
Effect of IT termination fees	0.00%	0.39%	0.00%	0.00%	0.00%
Effect of anniversary expenses	0.00%	0.10%	0.00%	0.00%	0.00%
Effect of gain on prepayment of FHLB advance	0.00%	0.00%	0.00%	(1.49%)	0.00%
Effect of gain on termination of swaps	0.00%	0.00%	0.00%	(2.37%)	0.00%
Adjusted return on average tangible common equity	5.71%	6.85%	7.41%	3.72%	0.99%

FIRST INTERNET BANCORP

28

Reconciliation of Non-GAAP Financial Measures 29 Dollars in thousands 1Q25 Tangible common equity $383,060 Adjustments: Accumulated other comprehensive loss 29,157 Adjusted tangible common equity $412,217 Tangible assets $5,846,921 Adjustments: Cash in excess of $300 million (94,454) Adjusted tangible assets $5,752,467 Adjusted tangible common equity $412,217 Adjusted tangible assets $5,752,467 Adjusted tangible common equity to adjusted tangible assets 7.17%